UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

On February 26, 2015, CenterPoint Energy, Inc. (“CenterPoint Energy”) reported fourth quarter and full year 2014 earnings. For additional information regarding CenterPoint Energy’s fourth quarter and full year 2014 earnings, please refer to CenterPoint Energy’s press release attached to this report as Exhibit 99.1 (the “Press Release”), which Press Release is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

CenterPoint Energy is holding a conference call to discuss its fourth quarter and full year 2014 earnings on February 26, 2015. Information about the call can be found in the press release furnished herewith as Exhibit 99.1. For additional information regarding CenterPoint Energy’s 2014 earnings, please refer to the supplemental materials which are being posted on CenterPoint Energy’s website and are attached to this report as Exhibit 99.2 (the “Supplemental Materials”), which Supplemental Materials are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The information in the Press Release and the Supplemental Materials is being furnished, not filed, pursuant to Items 2.02 and 7.01, respectively. Accordingly, the information in the Press Release and the Supplemental Materials will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued February 26, 2015 regarding CenterPoint Energy, Inc.’s fourth quarter and full year 2014 earnings.

99.2	Supplemental Materials regarding CenterPoint Energy, Inc.’s 2014 earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 26, 2015	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued February 26, 2015 regarding CenterPoint Energy, Inc.’s fourth quarter and full year 2014 earnings.

99.2	Supplemental Materials regarding CenterPoint Energy, Inc.’s 2014 earnings